                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement             [    ]  Confidential, For use of the
                                                       Commission Only (as permitted
                                                       by Rule 14a-6(e)(2)
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule
       14a-11(c) or Rule 14a-12

                       TANGRAM ENTERPRISE SOLUTIONS, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:
       (2) Form, Schedule or Registration Statement No.:
       (3) Filing Party:
       (4) Date Filed:

                      [TANGRAM ENTERPRISE SOLUTIONS LOGO]
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             -- NOVEMBER 8, 2000 --

Dear Tangram Shareholder:

You are invited to attend the Tangram Enterprise Solutions, Inc. 2000 annual meeting of shareholders on Wednesday, November 8, 2000, at 11000 Regency Parkway, Suite 401, Cary, North Carolina 27511 at 10:00 a.m.
Eastern time. You will find directions to the meeting on the last page.

Only shareholders who owned stock at the close of business on September 22, 2000, can vote at this meeting or any adjournments that may take place. At the meeting, we will elect 6 directors, and attend to any other business properly presented at the meeting. We also will report on our 1999 business results and other matters of interest to our shareholders. You will have an opportunity at the meeting to ask questions, make comments and meet our management team.

No admission tickets are required. If you cannot attend the meeting in person, you may listen to the meeting over the Internet through Vcall, Inc. at http://www.vcall.com. Please go to the website approximately fifteen minutes early to register and download any necessary audio software. If you cannot listen to the live broadcast, Vcall will have a replay of the meeting available on its web site beginning immediately after the meeting.

OUR BOARD OF DIRECTORS IS A VITAL RESOURCE. NO MATTER HOW MANY SHARES YOU HOLD, WE CONSIDER YOUR VOTE IMPORTANT AND WE ENCOURAGE YOU TO VOTE AS SOON AS POSSIBLE.

This proxy statement, accompanying proxy card, and 1999 annual report are being mailed to shareholders beginning October 6, 2000, in connection with the solicitation of proxies by the board of directors.

Please contact John N. Nelli, Chief Financial Officer, at (919) 653-6000 with any questions or concerns.


Sincerely,

/s/ Norman L. Phelps                         /s/ James A. Ounsworth

Norman L. Phelps                             James A. Ounsworth
Chief Executive Officer                      Secretary

October 6, 2000

--------------------------------------------------------------------------------
                              QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

Q:   WHO IS ENTITLED TO VOTE?
A: Shareholders of record as of the close of business on September 22, 2000, may vote at the annual meeting.

Q:   HOW MANY SHARES CAN VOTE?
A: On September 22, 2000, there were 16,457,049 shares issued, outstanding and entitled to vote. Every shareholder may cast one vote for each share owned.

Q:   WHAT MAY I VOTE ON?
A: You may vote on the election of 6 directors who have been nominated to serve on our board of directors.

Q:   HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSAL?
A:   The board recommends a vote FOR each nominee.

Q:   HOW DO I VOTE?
A: Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the prepaid envelope provided.

     If you sign your proxy card but do not mark any boxes showing how you wish to vote, Norman L. Phelps and Steven F. Kuekes will vote your shares as recommended by the board of directors.

Q:   WHAT IF I HOLD MY SHARES IN A BROKERAGE ACCOUNT?
A: If you hold your shares through a broker, bank or other nominee, you will receive a voting instruction form directly from them describing how to vote your shares. This form will, in most cases, offer you three ways to vote:

     -    by telephone,
     -    via the Internet, or
     -    by returning the form to your broker.

Q:   WHAT IF I WANT TO CHANGE MY VOTE?
A: You may change your vote at any time before the meeting by any of the following three ways:

     -    notifying our chief financial officer, John N. Nelli, in writing,
     -    voting in person at the meeting, or
     -    submitting a proxy card with a later date.

     If you hold your shares through a broker, bank or other nominee and wish to vote at the meeting, you must obtain a legal proxy from the nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form. If you hold your shares directly and wish to vote at the meeting, no additional forms will be required.

Q:   HOW WILL DIRECTORS BE ELECTED?
A: The 6 board nominees who receive the highest number of affirmative votes will be elected as directors.

Q:   WHO WILL COUNT THE VOTES?
A: One or more of our representatives will count the votes and act as the judge of elections.

Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
A: Your shares may be registered differently or may be in more than one account. We encourage you to have all accounts registered in the same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent at:



[TANGRAM ENTERPRISE SOLUTIONS LOGO]                                            2

--------------------------------------------------------------------------------
                         QUESTIONS AND ANSWERS (CONT'D.)
--------------------------------------------------------------------------------



         ChaseMellon Shareholder Services
         85 Challenger Road
         Ridgefield Park, NJ 07660
         (toll-free telephone 800-526-0801)

     If you provide ChaseMellon with photocopies of the proxy cards you receive or the account numbers that appear on the proxy cards, it will be easier for ChaseMellon to combine your accounts.

     You can also find information on transferring shares and other useful shareholder information on their website at www.chasemellon.com.

Q:   WHAT IS A QUORUM?
A: A quorum is a majority of the outstanding shares. The shares may be represented at the meeting either in person or by proxy. To hold the meeting, there must be a quorum present.

Q:   WHAT IS THE EFFECT IF I ABSTAIN OR FAIL TO GIVE INSTRUCTIONS TO MY BROKER?
A: If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote for a particular director.

     Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when banks and brokers or other nominees holding shares on behalf of a shareholder do not receive voting instructions from the shareholder by a specified date before the meeting. In this event, banks, brokers and other nominees may vote those shares on matters deemed routine such as the election of directors. Banks, brokers or other nominees will not be able to vote on other proposals considered non-routine without instructions from the shareholder. This will result in a "broker non-vote" on that matter equal to the number of shares for which they do not receive specific voting instructions.

     Broker non-votes and abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is treated the same as an abstention.

Q:   WHO CAN ATTEND THE MEETING?
A: All shareholders are encouraged to attend the meeting. Admission tickets are not required.

Q:   ARE THERE ANY EXPENSES ASSOCIATED WITH COLLECTING THE SHAREHOLDER VOTES?
A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our shareholders. We do not anticipate hiring an agency to solicit votes at this time.

Q:   WHAT IS A SHAREHOLDER PROPOSAL?
A: A shareholder proposal is your recommendation or requirement that we or our board of directors take action on a matter that you intend to present at a meeting of shareholders. However, under the proxy rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:   CAN ANYONE SUBMIT A SHAREHOLDER PROPOSAL?
A: To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of our common stock for at least one year by



[TANGRAM ENTERPRISE SOLUTIONS LOGO]                                            3

--------------------------------------------------------------------------------
                         QUESTIONS AND ANSWERS (CONT'D.)
--------------------------------------------------------------------------------


     the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q: IF I WISH TO SUBMIT A SHAREHOLDER PROPOSAL FOR THE ANNUAL MEETING IN 2001, WHAT ACTION MUST I TAKE?
A: If you wish us to consider including a shareholder proposal in the proxy statement for the annual meeting in 2001, you must submit the proposal, in writing, so that we receive it no later than March 1, 2001. The proposal must meet the requirements established by the SEC. Send your proposal to:

         John N. Nelli
         Chief Financial Officer
         Tangram Enterprise Solutions, Inc.
         11000 Regency Parkway
         Suite 401
         Cary, North Carolina 27511-8504

     If you wish to present a proposal at the annual meeting in 2001 that has not been included in the proxy statement, the management proxies will be allowed to use their discretionary voting authority unless notice of your proposal has been received by Tangram no later than March 1, 2001.

Q:   WHO ARE THE LARGEST TANGRAM SHAREHOLDERS?
A: Safeguard Scientifics, Inc. beneficially owns 65.7%, Steven F. Kuekes beneficially owns 7.7%, W. Christopher Jesse beneficially owns 2.7%, and all directors and executive officers as a group beneficially own 11.6% of our common stock. At September 22, 2000, no other shareholder owned more than 5% of our common stock.




[TANGRAM ENTERPRISE SOLUTIONS LOGO]                                            4

--------------------------------------------------------------------------------
                              ELECTION OF DIRECTORS
                            ITEM 1 ON THE PROXY CARD
--------------------------------------------------------------------------------


Directors are elected annually and serve a one-year term. All of the nominees are currently serving as a director. Each nominee has consented to serve until the next annual meeting if elected, or until his successor is elected and qualified. You will find detailed information on each nominee below. If any director is unable to stand for election after distribution of this proxy statement, the board may reduce its size.

THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE. THE 6 NOMINEES WHO RECEIVE THE HIGHEST NUMBER OF AFFIRMATIVE VOTES WILL BE ELECTED AS DIRECTORS.

--------------------------------------------------------------------------------
JOHN F. OWENS                                                Director since 1992
Age 59

Mr. Owens was appointed chairman of our board in December 1999. Mr. Owens is president of Solo Systems, Inc., a management consulting firm, and president of Implementation Consulting Services, Inc., a systems software services company.

--------------------------------------------------------------------------------
NORMAN L. PHELPS                                             Director since 2000
Age 63

Mr. Phelps has served as our president and chief executive officer since December 31, 1999. Prior to joining us, Mr. Phelps held the position of chief information officer at Blue Cross & Blue Shield of North Carolina, a health insurance company, from June 1995 to September 1999. Prior to that, he was chief executive officer of National Liberty Corp., a personal insurance company. Previously, Mr. Phelps served as executive vice president of Colonial Penn Group based in Philadelphia, Pennsylvania and also served as president of the Colonial Penn Group Information Systems Data Corporation.

--------------------------------------------------------------------------------
STEVEN F. KUEKES                                             Director since 1993
Age 42

Mr. Kuekes has served as our senior vice president and chief technology officer since October 1993.

--------------------------------------------------------------------------------
JAMES A. OUNSWORTH                                           Director since 1999
Age 58

Mr. Ounsworth has served as vice president, secretary and general counsel of Safeguard Scientifics, Inc. since December 1991, and as a senior vice president, secretary and general counsel since November 1995. Safeguard is a leader in developing and operating premier Internet infrastructure companies. Mr. Ounsworth is a director of Owosso Corporation.

--------------------------------------------------------------------------------



[TANGRAM ENTERPRISE SOLUTIONS LOGO]                                            5

--------------------------------------------------------------------------------
                         ELECTION OF DIRECTORS (CONT'D.)
                            ITEM 1 ON THE PROXY CARD
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
CARL G. SEMPIER                                              Director since 1992
Age 69

Mr. Sempier is a business consultant.

--------------------------------------------------------------------------------
CARL WILSON                                                  Director since 1995
Age 54

Mr. Wilson has served as executive vice president and chief information officer of Marriott International, an international hospitality company, since April 1997. Prior to that Mr. Wilson served as vice president-information resources of Georgia-Pacific Corporation, a diversified forest products company, from December 1992 to March 1997.

--------------------------------------------------------------------------------





[TANGRAM ENTERPRISE SOLUTIONS LOGO]                                            6

--------------------------------------------------------------------------------
                  BOARD OF DIRECTORS -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------



MEETINGS OF THE BOARD: The board of directors held eleven meetings in 1999. Each of the incumbent directors attended at least 75% of the total number of board and committee meetings of which they were members during the period in which they served as a director.

ANNUAL AND MEETING ATTENDANCE FEES: Employee directors receive no additional compensation other than their normal salary for serving on the board or its committees. Directors who are not employees of Tangram or Safeguard receive:

-    $1,000 for each board meeting attended,
-    $500 for each committee meeting attended,
-    $500 for each telephonic meeting attended, and
-    reimbursement of out-of-pocket expenses.

STOCK OPTIONS: Directors who are not employees of Tangram or Safeguard receive:

- a stock option to purchase 10,000 shares of our common stock upon initial election to the board, and
- service grants to purchase 2,000 shares of our common stock every two years after election to the board.

Directors' initial options have a ten-year term and vest 25% each year starting on the first anniversary of the grant date. Service grants have a ten-year term and vest 50% each year starting on the anniversary of the grant date. The exercise price is equal to the fair market value of our common stock on the date of grant. The maximum number of shares subject to option grants for any individual director is 20,000.

In November 1999, Mr. Wilson received a grant to purchase 2,000 shares at an exercise price of $1.63 per share.





[TANGRAM ENTERPRISE SOLUTIONS LOGO]                                            7

--------------------------------------------------------------------------------
                        BOARD COMMITTEE MEMBERSHIP ROSTER
--------------------------------------------------------------------------------


                                AUDIT           COMPENSATION           EXECUTIVE
--------------------------------------------------------------------------------
MEETINGS HELD IN 1999             3                  3                     1
--------------------------------------------------------------------------------
John F. Owens                     X                                        X*
--------------------------------------------------------------------------------
James A. Ounsworth                                   X
--------------------------------------------------------------------------------
Carl G. Sempier                   X*
--------------------------------------------------------------------------------
Carl Wilson                       X                  X*                    X
--------------------------------------------------------------------------------

* CHAIRPERSON

AUDIT: recommends the hiring and retention of our independent certified public accountants, discusses the scope and results of our audit with the independent certified public accountants, reviews with management and the independent certified public accountants the interim and year-end operating results, considers the adequacy of our internal accounting controls and audit procedures and reviews the non-audit services to be performed by the independent certified public accountants.

COMPENSATION: reviews and approves management's recommendations for compensation paid to executive officers and administers our stock option plans.

EXECUTIVE: acts upon all matters with respect to the management of our business and affairs, except that its authority to authorize transactions is limited to a maximum of $5,000,000 in the aggregate between board meetings.






[TANGRAM ENTERPRISE SOLUTIONS LOGO]                                            8

--------------------------------------------------------------------------------
                STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                        AND GREATER THAN 5% SHAREHOLDERS
                            AS OF SEPTEMBER 22, 2000
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
                                       SHARES          OPTIONS          SHARES
                 NAME               BENEFICIALLY     EXERCISABLE     BENEFICIALLY     PERCENT
                                        OWNED         WITHIN 60         OWNED           OF
                                                         DAYS          ASSUMING       SHARES
                                                                      EXERCISE OF
                                                                        OPTIONS
---------------------------------------------------------------------------------------------
Safeguard Scientifics, Inc. (1)       10,816,604               0       10,816,604      65.7%
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
---------------------------------------------------------------------------------------------
Norman L. Phelps                               0          20,833           20,833          *
---------------------------------------------------------------------------------------------
W. Christopher Jesse (2)                      30         462,400          462,430       2.7%
---------------------------------------------------------------------------------------------
Steven F. Kuekes                         939,727         360,000        1,299,727       7.7%
---------------------------------------------------------------------------------------------
John F. Owens                                  0          16,000           16,000          *
---------------------------------------------------------------------------------------------
James A. Ounsworth                             0               0                0          *
---------------------------------------------------------------------------------------------
Charles A. Root (3)                      128,500               0          128,500          *
---------------------------------------------------------------------------------------------
Carl G. Sempier                                0          15,000           15,000          *
---------------------------------------------------------------------------------------------
Carl Wilson                                    0          12,000           12,000          *
---------------------------------------------------------------------------------------------
Nancy M. Dunn (4)                              0               0                0          *
---------------------------------------------------------------------------------------------
John N. Nelli                                  0          62,500           62,500          *
---------------------------------------------------------------------------------------------
Executive officers and
directors as a group
(10 persons)                           1,068,257         957,233        2,025,490      11.6%
---------------------------------------------------------------------------------------------

*    Less than 1% of our outstanding shares of common stock

     Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except as otherwise disclosed.

(1) Safeguard Scientifics, Inc. includes shares held by Safeguard Scientifics (Delaware), Inc., a wholly-owned subsidiary of Safeguard Scientifics, Inc. All of the shares beneficially owned by Safeguard have been pledged by Safeguard as collateral under its line of credit.
(2) Mr. Jesse resigned as president and CEO and as a member of the board effective January 3, 2000.
(3) Mr. Root resigned as chairman and as a member of the board effective December 31, 1999.
(4) Ms. Dunn resigned as senior vice president, legal effective February 2, 2000.



[TANGRAM ENTERPRISE SOLUTIONS LOGO]                                            9

SHARES OWNED BY DIRECTORS AND OFFICERS IN PARENT AND SUBSIDIARY CORPORATIONS:
Safeguard Scientifics, Inc. is the parent corporation of Tangram. As of September 22, 2000, executive officers and directors as a group beneficially owned less than 1% of Safeguard stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE: The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership by our directors and executive officers. To the best of our knowledge, there were no late filings during 1999.


--------------------------------------------------------------------------------
                             STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------


The following graph compares the cumulative total return on our common stock for the period from December 31, 1994, through December 31, 1999, with the cumulative total return on the Nasdaq Index and the peer group index for the same period. The peer group consists of SIC Code 737--Computer Programming and Data Processing Services. The comparison assumes that $100 was invested in our common stock on December 31, 1994, and in each of the comparison indices, and assumes reinvestment of dividends. We have historically reinvested earnings in the growth of our business and have not paid cash dividends on our common stock.



                        ----------------------------------------------------
                         1994     1995     1996     1997     1998     1999
                        ----------------------------------------------------
         Tangram         100      87       417      457      278      496
         Nasdaq          100      141      174      213      300      546
         Peer Group      100      150      189      233      393      757




[TANGRAM ENTERPRISE SOLUTIONS LOGO]                                           10

--------------------------------------------------------------------------------
                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


COMPENSATION PHILOSOPHY

Our mission is to succeed in a highly competitive business and achieve maximum returns for our shareholders by:

-    maintaining and increasing productivity of our channel partners,
- continuing to hold and expand market mind share for the asset tracking market, and
- continuing to simplify all aspects of our offering in the asset tracking market.

Our philosophy is to align the compensation of senior management and other employees with that mission and the long-term interests of our shareholders. This philosophy also helps us to:

- attract and retain outstanding employees who can thrive in a competitive environment of continuous change,
-    promote among our employees the economic benefits of stock ownership, and
- motivate and reward employees who, by their hard work, loyalty and exceptional service, make contributions of special importance to the success of our business.

COMPENSATION STRUCTURE

The compensation of our executives consists of:

-    base salary,
-    annual cash incentives, and
-    stock options.

BASE PAY

Base pay is established initially on a subjective analysis of a combination of factors, including a review of various published salary surveys, and certain other factors including experience and achievements of the individual and the level of responsibility assumed at Tangram. Salary increases for 1999 were based on the following criteria:

-    the level of achievement of financial and strategic objectives,
- individual performance and contributions to the achievement of our objectives, and
- maintaining a compensation level consistent with small high-tech, high growth companies with less than $30,000,000 in revenues.

CEO'S 1999 BASE PAY. Mr. Jesse's annual base salary prior to his resignation was $225,000. In December 1999, the compensation committee approved a compensation package for Mr. Phelps for 2000, which included a base salary of $250,000 and a cash incentive of 50% of his base salary.

OTHER HIGHLY COMPENSATED EXECUTIVES' 1999 BASE PAY. Base pay for other executives was determined by subjective consideration of the factors discussed above and individual performance for each executive. 1999 base pay for other executives was equal to their base pay at the end of 1998.

ANNUAL CASH INCENTIVES

Annual cash incentives are intended to create an incentive for executives who significantly contribute to and influence our strategic plans and are responsible for our performance. Our primary objectives are to:

- focus executives' attention on revenue growth, profitability and asset management,

-    encourage teamwork, and

- tie executives' pay to corporate performance goals consistent with long-term goals of our shareholders.

Incentives are awarded based on achievement of annual financial and/or strategic goals approved by the


[TANGRAM ENTERPRISE SOLUTIONS LOGO]                                           11
compensation committee at the beginning of the year, which goals may include target ranges of:

-    revenues,
-    pretax earnings,
-    earnings per share,
-    cash management, or
- some other objective measurement consistent with long-term goals of our shareholders.

The committee determines a range of potential incentive amounts for each executive, stated as a percentage of base salary, and based upon the executive's ability to impact our performance. Incentives are awarded at year-end based on the level of achievement of the goals compared to the target ranges established. The committee in its discretion may decide to give excess awards if our performance exceeds its financial objectives.

CEO'S 1999 CASH INCENTIVE. Prior to his resignation, Mr. Jesse was eligible for a cash incentive for 1999 of 50% of his base salary. Two-thirds was based on his achievement of financial performance objectives and one-third was based on achievement of personal strategic goals. Mr. Jesse was awarded a cash incentive of $30,000. For 2000, Mr. Phelps is eligible for a cash incentive of 50% of his base salary.

OTHER HIGHLY COMPENSATED EXECUTIVES' 1999 CASH INCENTIVES. The committee approved cash incentives based two-thirds on the achievement of specific financial goals and one-third on the achievement of specific personal goals determined by the committee. Targets were determined for each of Mr. Kuekes, Mr. Nelli and Ms. Dunn based on these goals. For 1999, Mr. Kuekes was awarded a cash incentive of $17,500, Mr. Nelli was awarded a cash incentive of $21,333 and Ms. Dunn was awarded a cash incentive of $8,000.

STOCK OPTIONS

Stock options are intended to align the interests of executives and key employees with the long-term interests of our shareholders and other investors and to encourage executives and key employees to remain in our employ. Grants are not made in every year, but are awarded subjectively based on the following factors, including:

- the achievement of our financial and strategic objectives, which may include:

     -    reaching target levels of operating results,
     -    developing strategic alliances,
     -    identifying and expanding markets,
     -    developing new products, and
     -    expanding existing market share and penetration,

-    the individual's contribution, and
-    the amount and term of options already held by the individual.

Grants may be replaced to assist eligible employees in acquiring and retaining our stock. This program allows participants to receive a replacement option by certifying that:

-    the participant's stock ownership exceeds his or her ownership goal, or
- the participant is working toward achieving his or her ownership goal and has not sold and does not intend to sell more than 30% of the total number of shares acquired through exercise of options.

1999 STOCK OPTION AWARDS. In December 1999, the committee granted a stock option to Mr. Phelps for 100,000 shares at an exercise price of $7.88 per share.

IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION.

We are aware that Internal Revenue Code section 162(m) provides that publicly held companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to any of the individuals named in the compensation tables that is not "performance based" as defined in section 162(m). Our policy is to qualify future compensation arrangements to ensure deductibility, except in those limited cases



[TANGRAM ENTERPRISE SOLUTIONS LOGO]                                           12
where shareholder value is maximized by an alternative approach.


Submitted by the compensation committee:

Carl Wilson, Chairman
Michael H. Forster
James A. Ounsworth

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation committee currently consists of Mr. Wilson, Mr. Forster and Mr. Ounsworth. Mr. Owens and Mr. Sempier served with Mr. Wilson as members of the compensation committee from January 1, 1999 through May 19, 1999. Mr. Root served as a member of the compensation committee from May 19, 1999, until his resignation, which was effective December 31, 1999.

None of our executive officers served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on our compensation committee. None of our executive officers served as a director of another corporation, one of whose executive officers served on our compensation committee. None of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on our board.




[TANGRAM ENTERPRISE SOLUTIONS LOGO]                                           13

--------------------------------------------------------------------------------
                   EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS
--------------------------------------------------------------------------------

               1999 ANNUAL COMPENSATION FOR THE TOP FIVE OFFICERS


---------------------------------------------------------------------------------------------------
                                                                         LONG-TERM
                                                                        COMPENSATION
                                           ANNUAL COMPENSATION              AWARDS
                               --------------------------------------------------------
                                                                         SECURITIES
                                                        OTHER ANNUAL     UNDERLYING     ALL OTHER
  NAME AND PRINCIPAL                                    COMPENSATION    OPTIONS/SARS   COMPENSATION
      POSITION          YEAR   SALARY ($)   BONUS ($)     ($)(4)            (#)           ($)(5)
---------------------------------------------------------------------------------------------------
Norman L. Phelps,       1999          --           --        --           100,000              --
President and Chief
Executive Officer (1)
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
W. Christopher Jesse,   1999   $  225,000   $  30,000        --              --        $   261,181
Former President and
Chief Executive         1998      202,083      99,520        --              --             53,725
Officer (2)
                        1997      196,254      95,565        --              --             45,685
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Steven F. Kuekes,       1999   $  150,000   $  17,500        --              --        $    19,543
Senior Vice President
and Chief Technology    1998      136,250      37,579        --              --             19,491
Officer
                        1997      132,501      37,838        --              --             19,076
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
John N. Nelli,          1999   $  160,000   $  21,333        --              --        $       405
Senior Vice President
and Chief Financial     1998      127,917      31,444        --            50,000              332
Officer
                        1997      114,681      13,598        --            50,000              374
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Nancy M. Dunn,          1999   $  120,000   $   8,000        --              --        $    20,516
Former Senior Vice
President, Legal (3)    1998      120,000      37,769        --              --             20,386

                        1997      113,834      65,774        --              --             16,598
---------------------------------------------------------------------------------------------------

NOTES TO ANNUAL COMPENSATION TABLE:

(1)  Mr. Phelps joined us as an executive officer on December 31, 1999.
(2) Mr. Jesse resigned as president and CEO and as a member of the board effective January 3, 2000.
(3) Ms. Dunn resigned as senior vice president, legal effective February 2, 2000.
(4) Personal benefits do not exceed $50,000 or 10% of the total annual salary and bonus for any executive.
(5)  For 1999, all other compensation includes the following:

                                            IMPUTED INTEREST
                               OTHER        ON INTEREST-FREE,   LIFE INSURANCE
           NAME             COMPENSATION   NON-RECOURSE LOANS    PREMIUMS PAID
           ----             ------------   ------------------   --------------
     W. Christopher Jesse    $ 225,000*       $   34,494        $        1,687
     Steven F. Kuekes                0            18,713                   821
     John N. Nelli                   0                 0                   405
     Nancy M. Dunn                   0            17,027                 3,489

     * Represents obligation due under Mr. Jesse's severance and non-competition agreement.


[TANGRAM ENTERPRISE SOLUTIONS LOGO]                                           14

--------------------------------------------------------------------------------
                            1999 STOCK OPTION GRANTS
--------------------------------------------------------------------------------

         The following table relates to options to acquire our common stock, unless otherwise noted in the footnotes.

--------------------------------------------------------------------------------------------------------------
                                                                                    POTENTIAL REALIZABLE VALUE
                                                                                    AT ASSUMED ANNUAL RATES OF
                              INDIVIDUAL GRANTS                                      STOCK PRICE APPRECIATION
                                                                                        FOR OPTION TERM(1)
--------------------------------------------------------------------------------------------------------------
                                         % OF TOTAL
                         NUMBER OF        OPTIONS/
                         SECURITIES         SARs
                         UNDERLYING      GRANTED TO
                          OPTIONS/       EMPLOYEES     EXERCISE OR
                            SARs         IN FISCAL      BASE PRICE    EXPIRATION        5%           10%
          NAME          GRANTED(#)(2)      YEAR         ($/Sh)(3)        DATE          ($)           ($)
--------------------------------------------------------------------------------------------------------------
Norman L. Phelps          100,000          29.2%          $7.88        12/31/09     $1,282,755    $2,042,572
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
W. Christopher Jesse         --               --             --            --           --            --
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Steven F. Kuekes             --               --             --            --           --            --
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
John N. Nelli                --               --             --            --           --            --
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Nancy M. Dunn                --               --             --            --           --            --
--------------------------------------------------------------------------------------------------------------

(1) These values assume that the shares appreciate at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of future stock price growth of Tangram. Executives will not benefit unless the common stock price increases above the stock option exercise price.

(2) Mr. Phelps' options are to acquire common stock and have a term of 10 years. The first 25% of the options will vest pro ratably in 12 monthly installments through the first anniversary of the date of grant and 25% will vest on the second, third and fourth anniversaries of the date of grant. Options continue to vest and remain exercisable so long as Mr. Phelps is employed by us. The option exercise price may be paid in cash, by delivery of previously acquired shares (under certain conditions), or same-day sales (that is, cashless exercises). The compensation committee has the authority to modify the terms of outstanding options, including acceleration of the exercise date.

(3) All options have an exercise price equal to the fair market value of the shares subject to each option on the grant date.



[TANGRAM ENTERPRISE SOLUTIONS LOGO]                                           15

--------------------------------------------------------------------------------
          1999 STOCK OPTION EXERCISES AND YEAR-END STOCK OPTION VALUES
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED             IN-THE-MONEY
                          SHARES                           OPTIONS/SARs                  OPTIONS/SARs
                         ACQUIRED                      AT FISCAL YEAR-END(#)        AT FISCAL YEAR-END($)(1)
                           ON           VALUE
          NAME          EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE

-------------------------------------------------------------------------------------------------------------
Norman L. Phelps             --           --                  0        100,000    $         0   $           0
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
W. Christopher Jesse         --           --            575,000              0      3,665,625               0
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Steven F. Kuekes             --           --            360,000              0      2,295,000               0
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
John N. Nelli                --           --             37,500         62,500         93,750         121,875
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Nancy M. Dunn                --           --             90,000              0        573,750               0
-------------------------------------------------------------------------------------------------------------

(1) Value is calculated using the difference between the option exercise price and the year-end stock price, multiplied by the number of shares subject to an option. The year-end stock price used was $7.88 for each share of our common stock.


EMPLOYMENT CONTRACTS; SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

In October 1993, we entered into severance and non-competition agreements with Messrs. Jesse and Kuekes and Ms. Dunn that provide for continued health and dental benefits for up to one year and severance payments equal to one year of their respective base salaries upon termination of employment for any reason other than cause or voluntary termination. We may, at our discretion, provide these benefits upon termination for cause or voluntary termination. Each officer has agreed to refrain from competing for one year after termination during which time severance payments and health benefits would continue to be paid.

On January 3, 2000, Mr. Jesse voluntarily resigned and the board exercised its option to grant the benefits provided under the severance and non-competition agreement with Mr. Jesse. On June 30, 2000, Ms. Dunn voluntarily resigned and the board exercised its option to grant the benefits provided under the severance and non-competition agreement with Ms. Dunn.

RELATIONSHIPS AND RELATED TRANSACTIONS WITH MANAGEMENT AND OTHERS

We have an unsecured revolving line of credit with Safeguard of up to $6,000,000. The loan is evidenced by a promissory note which bears interest at an annual rate of the prime rate plus 1%. The principal amount is due and payable thirteen months after the date of demand by Safeguard or earlier in the case of a sale of substantially all our assets, a business combination or upon the closing of a debt or equity offering. Interest is payable monthly. At December 31, 1999, the principal balance outstanding under the loan was $1,623,000. During 1999, we paid interest costs totaling $253,000.

In prior years, we made non-recourse, non-interest bearing loans to each of Mr. Jesse, Mr. Kuekes and Ms. Dunn which had an aggregate outstanding balance at December 31, 1999, of $1,284,000. These loans were secured by shares of our common stock


[TANGRAM ENTERPRISE SOLUTIONS LOGO]                                           16
owned by each officer which matured at various dates through April 15, 2000, or termination of their respective employment, whichever occurred first. In December 1999, Mr. Jesse repaid in full his outstanding loan in the amount of $787,500. On January 10, 2000, Mr. Kuekes and Ms. Dunn retired their outstanding loans of $250,000 and $246,500, respectively, by surrendering 25,932 and 25,569 shares of common stock, respectively. The number of shares surrendered was determined based on the current market price of our common stock as reflected by the average of the high and low prices for the day.

Up until May, 2000, we were party to an administrative support agreement with Safeguard under which we paid Safeguard a fee equal to 1/4 of 1% of net sales, up to a maximum of $200,000 annually, including reimbursement of certain out-of-pocket expenses incurred by Safeguard. The administrative support services included consultation regarding our general management, investor relations, financial management, certain legal services, insurance programs administration, and tax research and planning, but did not cover extraordinary services or services that were contracted out. We paid $183,000 to Safeguard during 1999.

We employ an indirect sales force that works closely with our major resellers and partners to manage the development of the indirect channels, distribution of its product, and product implementation. CompuCom Systems, Inc. has been a reseller of the Asset Insight product since 1996. During 1999, we recognized revenue of $882,100 from CompuCom Systems, Inc. associated with their purchase and resale of the product and related implementation services and annual maintenance contracts. As of December 31, 1999, CompuCom Systems, Inc. had an outstanding receivable with us of $662,900. Safeguard is the majority shareholder of CompuCom Systems, Inc., holding approximately 60% of CompuCom's outstanding voting securities.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP served as our independent public accountants in 1999. The audit committee is presently reviewing the performance of the independent certified public accountants and has not selected a public accountant for the fiscal year 2000. A representative of Ernst & Young is expected to be present at the annual meeting to make a statement and to answer appropriate questions from shareholders.





[TANGRAM ENTERPRISE SOLUTIONS LOGO]                                           17

                      [TANGRAM ENTERPRISE SOLUTIONS LOGO]

                        11000 REGENCY PARKWAY, SUITE 401
                           CARY, NORTH CAROLINA 27511
                                 (919) 653-6000
                         TOLL-FREE NUMBER (800) 4TANGRAM
         FOR MORE INFORMATION ABOUT TANGRAM, PLEASE VISIT OUR WEBSITE AT
                                www.tangram.com

--------------------------------------------------------------------------------
                DIRECTIONS TO TANGRAM ENTERPRISE SOLUTIONS, INC.
--------------------------------------------------------------------------------
FROM VIRGINIA AND POINTS NORTH ON I-85

From I-85 take exit 218 onto US 1 South. As you approach Raleigh, US 1 merges with the I-440 beltline around Raleigh -- take the entrance ramp onto the I-440 "outer" beltline and follow it and US 1 around Raleigh until I-440 and US 1 separate. Follow US 1 South past the Cary Parkway and take exit 98A onto Tryon Road. Take the first right onto Regency Parkway. When the road forks, keep right and continue to 11000 Regency Parkway, West Wing, 4th floor.

--------------------------------------------------------------------------------
FROM VIRGINIA AND POINTS NORTH ON I-95

From I-95 take exit 138 onto US 64 West. As you approach Raleigh, US 64 merges with the I-440 beltline around Raleigh -- take the entrance ramp onto the I-440 "inner" beltline and follow it and US 64 around Raleigh to exit 293A, exit 293A onto US 1 South. Follow US 1 South past the Cary Parkway and take exit 98A onto Tryon Road. Take the first right onto Regency Parkway. When the road forks, keep right and continue to 11000 Regency Parkway, West Wing, 4th floor.

(Note: an alternate "all interstate" route is to continue South on I-95 and take exit 81 onto I-40 West toward Raleigh, NC, then use the instructions for I-40 below.)

--------------------------------------------------------------------------------
FROM CHARLOTTE, NC, AND POINTS SOUTH ON I-85

Follow I-85 North and merge with I-40 East in Greensboro, NC, then use the instructions for I-40 below.

--------------------------------------------------------------------------------
FROM SOUTH CAROLINA AND POINTS SOUTH ON I-95

From I-95 take exit 81 (near Benson, NC) onto I-40 West toward Raleigh, NC, then use the instructions for I-40 below.

--------------------------------------------------------------------------------
FROM ALL POINTS EAST AND WEST ON I-40

Follow I-40 to Raleigh and take exit 293A onto US 1 South. Follow US 1 South past the Cary Parkway and take exit 98A onto Tryon Road. Take the first right onto Regency Parkway. When the road forks, keep right and continue to 11000 Regency Parkway, West Wing, 4th floor.
--------------------------------------------------------------------------------



[TANGRAM ENTERPRISE SOLUTIONS LOGO]                                           18

PROXY

                       TANGRAM ENTERPRISE SOLUTIONS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate how you wish to vote, on the back of this card. Please return this card promptly in the enclosed envelope. Your vote is important.

When you sign and return this proxy card, you

- appoint Norman L. Phelps and Steven F. Kuekes, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on November 8, 2000, and at any adjournments of that meeting,

- authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and

-    revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR ALL NOMINEES TO THE BOARD OF DIRECTORS AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

          PLEASE MARK, SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE
                AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                             -FOLD AND DETACH HERE-


                    Your Proxy vote is important, regardless
                        of the number of shares you own.

            Whether or not you plan to attend the meeting in person, please complete, date and sign the above Proxy card and return it without delay in the enclosed envelope.



                      [TANGRAM ENTERPRISE SOLUTIONS LOGO]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                                                               Please mark   [X]
                                                               your votes as
                                                               indicated in
                                                               this example


1.   ELECTION OF DIRECTORS             FOR  [ ]          WITHHELD [ ]
     Nominees:                                           FOR ALL
     John F. Owens
     Norman L. Phelps
     Steven F. Kuekes            TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
     James A. Ounsworth          NOMINEE WHILE VOTING FOR THE REMAINDER, STRIKE A
     Carl G. Sempier             LINE THROUGH THE NOMINEE'S NAME ON THE LIST.
     Carl Wilson











SIGNATURE(S)__________________________________________  DATE:__________________
YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. If shares are jointly owned, you must both sign. Include your full title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.



                             -FOLD AND DETACH HERE-